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                                                              EXHIBIT (a)(1)(iv)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                            PAR VALUE $.01 PER SHARE

                                       OF

                               LANDAIR CORPORATION

                                       AT

                              $13.00 NET PER SHARE

                                       BY

                         LANDAIR ACQUISITION CORPORATION
                          A CORPORATION WHOLLY OWNED BY
                             SCOTT M. NISWONGER AND
                                  JOHN A. TWEED

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
              EASTERN STANDARD TIME, ON THURSDAY, JANUARY 23, 2003,
                          UNLESS THE OFFER IS EXTENDED

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TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

         We have been engaged by Landair Acquisition Corporation, a Tennessee corporation ("Purchaser") wholly owned by Messrs. Scott M. Niswonger and John A. Tweed ("Offerors"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Landair Corporation, a Tennessee corporation ("Landair"), at $13.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2002, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

         For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.       The Offer to Purchase, dated December 23, 2002.

         2. The Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

         3. The Notice of Guaranteed Delivery to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

         4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.


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         5.       Guidelines of the Internal Revenue Service for Certification
of Taxpayer Identification Number on substitute form W-9.

         6. A return envelope addressed to the depositary (as defined below).

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON THURSDAY, JANUARY 23, 2003, WHICH DATE MAY BE EXTENDED.

         Please note the following:

         1. The tender price is $13.00 per share, net to the Seller in cash without interest.

         2.       The Offer is being made for all outstanding shares.

         3. THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF THE LANDAIR BOARD OF DIRECTORS.

         4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON THURSDAY, JANUARY 23, 2003 WHICH DATE MAY BE EXTENDED.

         5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of shares such that, after the shares are purchased pursuant to the Offer, the Offerors and their affiliates would own at least 90% of the Shares. The Offer is also subject to the other conditions set forth in the offer to Purchase. See Sections 1 and 11 of the Offer to Purchase.

         6. Tendering holders of shares ("Holders") whose Shares are registered in their own name and who tender directly to SunTrust Bank, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See instruction 8 of the Letter of Transmittal.

         7. Notwithstanding any other provision of the Offer, payment for shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such shares (a "Book-Entry Confirmation") with respect to such shares) into the Depositary's account at the depository trust company, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message (as defined in section 3 to the offer to Purchase) in lieu of the Letter of Transmittal) and
(c) any other documents required by the Letter of Transmittal. Accordingly, tendering holders may be paid at different times depending upon when certificates for shares or Book-entry confirmations with respect to shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         In order to take advantage of the Offer, certificates for all tendered Shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message in lieu of the Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

         Any holder who desires to tender shares and whose certificates for shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the depositary prior to the expiration date, may tender such shares by following the procedures for guaranteed delivery set forth in section 3 of the Offer to Purchase.


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         Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased shares to it or its order pursuant to the Offer, except as otherwise provided in instruction 6 of the Letter of Transmittal.

         Questions and Requests for additional copies of the enclosed material may be directed to MacKenzie Partners, Inc., the Information Agent for the Offer, at MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or call toll free at (800) 322-2885.

                                Very truly yours,



                                MacKenzie Partners, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF MESSRS. NISWONGER AND TWEED, PURCHASER, LANDAIR, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENT CONTAINED THEREIN.


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